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Exhibit 23(a)


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Revised 1997 Stock Option and Incentive Plan of BriteSmile, Inc. of our report dated May 14, 1999, with respect to the consolidated financial statements of BriteSmile, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Philadelphia, Pennsylvania
July 1, 1999